HOST HOTELS & RESORTS REPORTS STRONG RESULTS OF OPERATIONS FOR FIRST QUARTER 2006

BETHESDA, MD; April 26, 2006 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (REIT), today announced its results of operations for the first quarter ended March 24, 2006. First quarter results include the following:

•	Total revenue increased 7.3% to $848 million for the first quarter of 2006.

•	Net income increased $166 million to $172 million for the first quarter of 2006. Earnings per diluted share increased $.45 to $.44 for the first quarter.

•	For the first quarter of 2006, net income includes $146 million, or $.39 per diluted share, from gains on hotel dispositions. By comparison, for the first quarter of 2005, net income includes a net loss of $1 million from costs associated with the refinancing of senior notes and gains on hotel dispositions. For further detail, refer to the “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share” attached to this press release.

•	Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, increased 9.4% to $210 million for the first quarter of 2006. (Adjusted EBITDA has been reduced by $2 million for the first quarter of 2006 for distributions to minority interest partners of Host Hotels & Resorts, L.P.)

•	Funds from Operations (FFO) per diluted share increased 42% to $.27 for the first quarter of 2006. FFO per diluted share was reduced by $.04 for the first quarter of 2005 for costs associated with the refinancing of senior notes.

Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margins (discussed below) are non-GAAP (generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

Operating Results

Comparable hotel RevPAR (based on 98 of our 103 full-service hotels as of March 24, 2006) for the first quarter of 2006 increased 7.6% and comparable hotel adjusted operating profit margins increased 2.2 percentage points when compared to the first quarter of 2005. The first quarter increases were driven by a 7.7% increase in average room rate, while occupancy remained stable, with a decline of only 0.1 percentage points. Based on a March 31 calendar quarter end, our comparable hotel RevPAR increased 8.8% over the first quarter of 2005. The first quarter comparable hotel RevPAR was negatively affected by approximately one percentage point as a result of the significant renovation at the JW Marriott Hotel in Washington, D.C.

Christopher J. Nassetta, president and chief executive officer, stated, “The outstanding operating results we accomplished in 2005 continued through the first quarter of 2006, as our RevPAR and operating margin growth led to a strong first quarter FFO per diluted share of $.27, exceeding the high-end of our expectations by $.02 per diluted share.”

Starwood Acquisition

On April 10, 2006, the Company completed the acquisition of 28 hotels from Starwood Hotels and Resorts Worldwide, Inc. (“Starwood”) for approximately $3.1 billion. The closing of the remaining seven international hotels to be acquired from Starwood (two in Fiji and five in Europe) has been deferred as a result of certain notice periods and approvals that have not yet lapsed or been received.

On March 24, 2006, the Company entered into a joint venture in Europe with Stichting Pensioenfonds ABP and Jasmine Hotels Pte Ltd, a subsidiary of GIC Real Estate Pte Ltd. The Company expects the joint venture will acquire four of the European hotels previously deferred from Starwood on May 3, 2006. The Sheraton Warsaw Hotel & Towers, which was acquired as part of the April 10, 2006 closing, will be contributed by the Company along with approximately $15 million in cash in exchange for an approximate 32% equity investment in the joint venture. The joint venture also is expected to acquire the Westin Europa & Regina in Venice, Italy. The total consideration for the six hotels will be approximately $621 million.

Balance Sheet

As of March 24, 2006, the Company had $481 million of cash and cash equivalents. The Company currently has $575 million of availability under its credit facility.

Subsequent to quarter end, the Company issued $800 million of 6 3/4% Series P senior notes due in 2016 for net proceeds of approximately $787 million, which were used, or will be used, to fund a portion of the Starwood acquisition, redeem the remaining $136 million of 7 7/8% Series B senior notes, redeem all of the $150 million 10% Class C preferred stock and other general corporate purposes. In addition, subsequent to quarter end, the Company has received approximately $420 million in net proceeds from the sale of The Drake, New York, funded approximately $750 million of cash, including certain transaction expenses and net of certain cash acquired from Starwood, in the first phase of the Starwood acquisition and paid approximately $60 million in common and preferred dividends. Upon the completion of these transactions, the Company will have approximately $590 million of available cash, $115 million of which we expect to use to purchase the two deferred hotels in Fiji from Starwood and to fund the Company’s cash investment in the European joint venture.

During December of 2005 and the first quarter of 2006, the Company completed the conversion of $473 million of Convertible Subordinated Debentures into approximately 30.8 million common shares. On April 5, 2006, the Company redeemed the remaining $2 million of Convertible Subordinated Debentures for cash.

W. Edward Walter, executive vice president, chief financial officer, stated, “The combination of strong operating results, reduced interest costs, and our approach to financing the Starwood transaction, which included an equity issuance, asset sales and the formation of a joint venture, has resulted in significant improvements to our balance sheet. As a result, when evaluated on the basis of our interest coverage ratio, we have the strongest balance sheet in the history of our company.”

Other Acquisitions and Dispositions

During the first quarter of 2006, the Company disposed of four hotels, including the Fort Lauderdale Marina Marriott, for net proceeds of approximately $250 million and a combined gain on the sales of approximately $150 million. The Company also completed the sale of The Drake, New York on March 31, 2006 and received net proceeds of approximately $420 million and will recognize a gain of approximately $235 million in the second quarter. The proceeds from these sales were used to fund a portion of the Starwood acquisition.

James F. Risoleo, executive vice president, chief investment officer, stated, “The strategic sales of the Fort Lauderdale Marina Marriott and The Drake in New York allowed us to realize the tremendous real estate value inherent in these assets, which far exceeded their value as hotel properties. As we move forward in 2006, we still see opportunities to acquire high quality assets in North America and Europe that are consistent with our strategy of acquiring luxury and upper upscale hotels in urban and resort destinations.”

2006 Outlook

The Company expects comparable hotel RevPAR for both the second quarter and full year of 2006 to increase approximately 8% to 10%. For full year 2006, the Company also expects its operating profit margins under GAAP to increase approximately 210 basis points to 270 basis points and its comparable hotel adjusted operating profit margins to increase approximately 140 basis points to 175 basis points. The comparable hotel guidance listed above does not include the Starwood portfolio. Based upon this guidance, the Company estimates that for 2006:

•	earnings per diluted share should be approximately $.58 to $.60 for the second quarter and $1.44 to $1.52 for the full year;

•	net income should be approximately $310 million to $320 million for the second quarter and $738 million to $779 million for the full year;

•	Adjusted EBITDA should be approximately $1,224 million to $1,264 million for the full year, which has been reduced by approximately $11 million for distributions to minority interest partners of Host Hotels & Resorts, L.P.;

•	FFO per diluted share should be approximately $.34 to $.36 for the second quarter and $1.47 to $1.55 for the full year (including a charge of approximately $10 million and $17 million, or approximately $.02 and $.03 per diluted share, for the second quarter and full year, respectively, related to costs associated with debt or perpetual preferred stock expected to be refinanced or prepaid in 2006); and

•	common dividend will modestly increase throughout the year.

The net income and earnings per diluted share guidance include gains on the sales of assets of approximately $235 million ($.45 per diluted share) for the second quarter and approximately $440 million ($.86 per diluted share) for the full year.

Mr. Nassetta also stated, “The first quarter of 2006 reinforced our belief that lodging fundamentals for this year and beyond remain very positive. We believe that our unmatched portfolio of hotels, disciplined capital allocation and strong lodging fundamentals will lead to continued meaningful growth in RevPAR, earnings and dividends.”

Host Hotels & Resorts, Inc. is a lodging real estate company that currently owns or holds controlling interests in 130 luxury and upper upscale hotel properties primarily operated under premium brands such as Marriott®, Westin®, Sheraton®, Ritz-Carlton®, Hyatt®, W®, Four Seasons®, St. Regis®, The Luxury Collection®, Fairmont®, Hilton® and Swissôtel®*. For further information please visit the Company’s website at www.hosthotels.com.

(Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete pending acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a Real Estate Investment Trust for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of April 25, 2006, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.)

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

***Tables to Follow***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host,” is a self-managed and self-administered real estate investment trust (REIT) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host and Host LP, the primary difference is approximately 4% of the partnership interests in Host LP held by outside partners as of April 25, 2006, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

For information on our reporting periods and non-GAAP financial measures (including Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margin) which we believe is useful to investors, see the Notes to the Financial Information included in this release.

HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets (a)

(unaudited, in millions, except share amounts)

	March 24,	December 31,
	2006	2005
ASSETS
Property and equipment, net	$7,244	$7,434
Assets held for sale	191	73
Due from managers	81	41
Investments in affiliates	24	41
Deferred financing costs, net	53	63
Furniture, fixtures and equipment replacement fund	129	143
Other	194	157
Restricted cash	88	109
Cash and cash equivalents	481	184

Total assets	$8,485	$8,245

LIABILITIES AND STOCKHOLDERS’ EQUITY
Debt
Senior notes, including $493 million, net of discount, of Exchangeable Senior Debentures	$3,047	$3,050
Mortgage debt	1,927	1,823
Convertible Subordinated Debentures	2	387
Other	88	110

Total debt	5,064	5,370
Accounts payable and accrued expenses	169	165
Other	211	148

Total liabilities	5,444	5,683

Interest of minority partners of Host Hotels & Resorts, L.P.	130	119
Interest of minority partners of other consolidated partnerships	29	26
Stockholders’ equity
Cumulative redeemable preferred stock (liquidation preference $250 million), 50 million shares authorized; 10.0 million shares issued and outstanding	241	241
Common stock, par value $.01, 750 million shares authorized; 386.6 million shares and 361.0 million shares issued and outstanding, respectively	4	4
Additional paid-in capital	3,434	3,080
Accumulated other comprehensive income	15	15
Deficit	(812)	(923)

Total stockholders’ equity	2,882	2,417

Total liabilities and stockholders’ equity	$8,485	$8,245

(a)	Our consolidated balance sheet as of March 24, 2006 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended
	March 24, 2006	March 25, 2005
Revenues
Rooms	$507	$467
Food and beverage	261	244
Other	51	50

Total hotel sales	819	761
Rental income (b)	29	29

Total revenues	848	790

Expenses
Rooms	121	114
Food and beverage	189	180
Hotel departmental expenses	211	210
Management fees	35	32
Other property-level expenses (b)	67	64
Depreciation and amortization	89	81
Corporate and other expenses	20	14

Total operating costs and expenses	732	695

Operating profit	116	95
Interest income	5	7
Interest expense	(91)	(109)
Net gains on property transactions	1	3
Gain on foreign currency and derivative contracts	—	2
Minority interest expense	(13)	(4)
Equity in earnings (losses) of affiliates	1	(4)

Income (loss) before income taxes	19	(10)
Provision for income taxes	(1)	—

Income (loss) from continuing operations	18	(10)
Income from discontinued operations (c)	154	16

Net income	172	6
Less: Dividends on preferred stock	(6)	(8)

Net income (loss) available to common stockholders	$166	$(2)

Basic and diluted earnings (loss) per common share:
Continuing operations	$.03	$(.05)
Discontinued operations	.41	.04

Basic and diluted earnings (loss) per common share	$.44	$(.01)

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

(b)	Rental income and expense are as follows:

	Quarter ended
	March 24, 2006	March 25, 2005
Rental income
Full-service	$11	$11
Limited service and office buildings	18	18

	$29	$29

Rental and other expenses (included in other property level expenses)
Full-service	$1	$2
Limited service and office buildings	19	18

	$20	$20

(c)	Reflects the results of operations and gain (loss) on sale, net of the related income tax, for four properties sold in 2006, one property classified as held for sale as of March 24, 2006 and five properties sold in 2005.

HOST HOTELS & RESORTS, INC.

Earnings (Loss) per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended March 24, 2006			Quarter ended March 25, 2005
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net income	$172	378.0	$.46	$6	352.0	$.02
Dividends on preferred stock	(6)	—	(.02)	(8)	—	(.03)

Basic earnings available to common stockholders (a)(b)	166	378.0	.44	(2)	352.0	(.01)
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.9	—	—	—	—

Diluted earnings available to common stockholders (a)(b)	$166	378.9	$.44	$(2)	352.0	$(.01)

(a)	Basic earnings (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings (loss) per common share is computed by dividing net income (loss) available to common stockholders as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus other potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interests to common OP Units, the Exchangeable Senior Debentures and the Convertible Subordinated Debentures. No effect is shown for any securities that are anti-dilutive.

(b)	Our results for certain periods presented were significantly affected by certain transactions, which are detailed in the table entitled, “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share.”

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Region (a)

	As of March 24, 2006		Quarter ended March 24, 2006			Quarter ended March 25, 2005
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	21	11,485	$196.54	73.6%	$144.61	$179.62	74.5%	$133.77	8.1%
Florida	10	6,448	222.15	77.8	172.79	205.96	81.0	166.92	3.5
Mid-Atlantic	9	6,361	207.17	73.1	151.53	186.88	73.9	138.12	9.7
North Central	13	5,130	127.35	64.7	82.45	119.86	56.9	68.17	20.9
DC Metro	11	4,661	192.96	63.3	122.06	180.73	71.9	129.92	(6.1)
South Central	7	4,126	143.21	76.0	108.82	133.87	74.2	99.32	9.6
Atlanta	10	3,743	168.24	71.7	120.70	154.19	68.5	105.58	14.3
New England	6	3,032	142.28	63.7	90.60	136.25	58.9	80.26	12.9
Mountain	6	2,210	157.87	63.1	99.61	146.02	62.6	91.47	8.9
International	5	1,953	141.07	68.0	95.88	125.15	68.7	86.04	11.4

All Regions	98	49,149	181.24	71.0	128.65	168.25	71.1	119.59	7.6

Comparable Hotels by Property Type (a)

	As of March 24, 2006		Quarter ended March 24, 2006			Quarter ended March 25, 2005
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	41	23,620	$186.70	72.7%	$135.72	$173.44	72.5%	$125.73	7.9%
Suburban	30	11,363	144.51	65.1	94.01	131.41	64.1	84.27	11.6
Airport 16	16	7,328	136.53	71.9	98.13	124.11	73.0	90.60	8.3
Resort/Convention	11	6,838	269.08	74.2	199.78	254.37	76.0	193.40	3.3

All Types	98	49,149	181.24	71.0	128.65	168.25	71.1	119.59	7.6

(a)	See the notes to financial information for a discussion of reporting periods and comparable hotel results.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended
	March 24, 2006	March 25, 2005
Number of hotels	98	98
Number of rooms	49,149	49,149
Percent change in Comparable Hotel RevPAR	7.6%	—
Operating profit margin under GAAP (b)	13.7%	12.0%
Comparable hotel adjusted operating profit margin (c)	25.9%	23.7%
Comparable hotel sales
Room	$492	$457
Food and beverage	258	240
Other	52	51

Comparable hotel sales (d)	802	748

Comparable hotel expenses
Room	119	112
Food and beverage	185	177
Other	31	32
Management fees, ground rent and other costs	259	250

Comparable hotel expenses (e)	594	571

Comparable hotel adjusted operating profit	208	177
Non-comparable hotel results, net (f)	19	14
Comparable hotels classified as held for sale, net	(1)	(1)
Office buildings and limited service properties, net (g)	(1)	—
Depreciation and amortization	(89)	(81)
Corporate and other expenses	(20)	(14)

Operating profit	$116	$95

(a)	See the notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.

(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the total revenues per the consolidated statements of operations.

(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows:

	Quarter ended
	March 24, 2006	March 25, 2005
Revenues per the consolidated statements of operations	$848	$790
Revenues of hotels held for sale	7	7
Non-comparable hotel sales	(54)	(43)
Hotel sales for the property for which we record rental income, net	12	12
Rental income for office buildings and limited service hotels	(18)	(18)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	7	—

Comparable hotel sales	$802	$748

(e)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows (in millions):

	Quarter ended
	March 24, 2006	March 25, 2005
Operating costs and expenses per the consolidated statements of operations	$732	$695
Operating cost of hotels held for sale	6	6
Non-comparable hotel expenses	(36)	(31)
Hotel expenses for the property for which we record rental income	15	14
Rent expense for office buildings and limited service hotels	(19)	(18)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	5	—
Depreciation and amortization	(89)	(81)
Corporate and other expenses	(20)	(14)

Comparable hotel expenses	$594	$571

(f)	Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statement of operations as continuing operations and (ii) the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations.

(g)	Represents rental income less rental expense for limited service properties and office buildings.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	March 24, 2006	December 31, 2005
Equity
Common shares outstanding (a)	386.6	361.0
Common shares and minority held common OP Units outstanding (a)	405.8	380.8
Preferred OP Units outstanding	.02	.02
Class C Preferred shares outstanding	6.0	6.0
Class E Preferred shares outstanding	4.0	4.0
Security pricing (per share price)
Common (a)	$21.10	$18.95
Class C Preferred (a) (b)	$26.15	$25.25
Class E Preferred (a)	$26.92	$26.75
Convertible Preferred Securities (c)	$—	$61.02
Exchangeable Senior Debentures (d)	$1,269.13	$1,163.70
Dividends declared per share for calendar year
Common (e)	$.14	$.41
Class B Preferred (f)	$—	$.87
Class C Preferred (e) (b)	$.625	$2.50
Class E Preferred (e)	$.555	$2.22
Debt
Series B senior notes, with a rate of 7 7/8% due August 2008 (g)	$136	$136
Series G senior notes, with a rate of 9 1/4% due October 2007 (h)	235	236
Series I senior notes, with a rate of 9 1/2% due January 2007 (i)	449	451
Series K senior notes, with a rate of 7 1/8% due November 2013	725	725
Series M senior notes, with a rate of 7% due August 2012	346	346
Series O senior notes, with a rate of 6 3/8% due March 2015	650	650
Exchangeable Senior Debentures, with a rate of 3.25% due April 2024	493	493
Senior notes, with an average rate of 9.7%, maturing through May 2012	13	13

Total senior notes	3,047	3,050
Mortgage debt (non-recourse) secured by $3.2 billion of real estate assets, with an average interest rate of 7.7% and 7.8% at March 24, 2006 and December 31, 2005, respectively, maturing through February 2023	1,927	1,823
Credit facility (j)	—	20
Convertible Subordinated Debentures, with a rate of 6 3/4% due December 2026 (c)	2	387
Other	88	90

Total debt (l)	$5,064	$5,370

Percentage of fixed rate debt	85%	85%
Weighted average interest rate	7.3%	7.2%
Weighted average debt maturity	5.0 years	6.4 years

	Quarter ended
	March 24, 2006	March 25, 2005
Hotel Operating Statistics for All Full-Service Properties (k)
Average daily rate	$179.21	$165.83
Average occupancy	70.6%	70.8%
RevPAR	$126.55	$117.41

(a)	Share prices are the closing price as reported by the New York Stock Exchange. In conjunction with the acquisition of the Starwood portfolio, we issued approximately 133.5 million shares of common stock on April 10, 2006, which increased our common shares and minority held common OP units outstanding to approximately 539.3 million.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(b)	On April 19, 2006, we announced that on May 19, 2006 we intend to redeem, at par, all of the shares of our 10% Class C Cumulative Redeemable Preferred Stock for approximately $151 million, including accrued dividends.

(c)	Effective February 10, 2006, the Company exercised its right to cause the conversion rights of its Convertible Subordinated Debentures (and corresponding Convertible Preferred Securities) to expire. Prior to this date, a substantial majority of holders of the Convertible Subordinated Debentures exercised their right to convert their debentures into the Company’s common stock. The remaining $2 million of Convertible Subordinated Debentures were redeemed for cash on April 5, 2006. As a result, between December 2005 through February 10, 2006, the Company issued 30.8 million shares of its common stock to converting holders. Market price for December 31, 2005 is as quoted by Bloomberg L.P. Amount reflects the price of a single $50 security.

(d)	Market price as quoted by Bloomberg L.P. Amount reflects the price of a single $1,000 debenture, which is exchangeable for common stock upon the occurrence of certain events.

(e)	On March 21, 2006, we declared a first quarter common dividend of $.14 per share and preferred dividends per share for our Class C and Class E preferred stock of $.625 and $.5546875, respectively.

(f)	On May 20, 2005, we redeemed, at par, all four million shares of our 10% Class B Cumulative Redeemable Preferred stock for approximately $101 million, including accrued dividends.

(g)	In connection with the issuance of $800 million of 6 3/4% Series P senior notes on April 4, 2006, we announced that we will use a portion of the proceeds from that issuance to redeem the remaining 7 7/8% Series B senior notes. We expect to redeem the Series B senior notes on May 15, 2006.

(h)	Includes the fair value of interest rate swap agreements of $(7) million and $(6) million as of March 24, 2006 and December 31, 2005, respectively.

(i)	Includes the fair value of an interest rate swap agreement of $(1) million and $1 million as of March 24, 2006 and December 31, 2005, respectively.

(j)	The outstanding balance on our credit facility of $20 million as of December 31, 2005 was repaid on January 13, 2006. Currently, we have $575 million of available capacity under our credit facility.

(k)	The operating statistics reflect all consolidated properties as of March 24, 2006 and March 25, 2005, respectively. The operating statistics include the results of operations for four properties sold in 2006 and five properties sold in 2005 prior to their disposition.

(l)	As discussed in footnote g above, we issued new senior notes in the second quarter and will utilize a portion of the proceeds to pay off certain debt. In addition, we assumed approximately $77 million of debt in the Starwood acquisition on April 10, 2006 and expect to incur an additional $31 million of debt with the acquisition of the two hotels in Fiji. After adjusting for these items, our total debt balance would be approximately $5,836 million.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) Available to Common Stockholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended March 24, 2006			Quarter ended March 25, 2005
	Income (loss)	Shares	Per Share Amount	Income (loss)	Shares	Per Share Amount
Net income (loss) available to common stockholders	$166	378.0	$.44	$(2)	352.0	$(.01)
Adjustments:
Gains on dispositions, net of taxes	(153)	—	(.41)	(13)	—	(.04)
Amortization of deferred gains and other property transactions, net of taxes	(1)	—	—	(2)	—	(.01)
Depreciation and amortization	89	—	.24	83	—	.24
Partnership adjustments	8	—	.02	6	—	.02
FFO of minority partners of Host LP (a)	(5)	—	(.01)	(4)	—	(.01)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.9	—	—	2.0	—
Assuming conversion of Exchangeable Senior Debentures	5	28.1	(.01)	5	27.4	—
Assuming conversion of Convertible Subordinated Debentures	2	8.2	—	—	—	—

FFO per diluted share (b) (c)	$111	415.2	$.27	$73	381.4	$.19

(a)	Represents FFO attributable to the minority interests in Host LP.

(b)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP units held by minority partners, convertible debt securities and other minority interests that have the option to convert their limited partnership interest to common OP units. No effect is shown for securities if they are anti-dilutive.

(c)	FFO per diluted share for certain periods presented was significantly affected by certain transactions, which are detailed in the table entitled, “Schedule of Significant Transactions Affecting Earnings per Share, Funds from Operations per Diluted Share and Adjusted EBITDA.”

HOST HOTELS & RESORTS, INC.

Schedule of Significant Transactions Affecting Earnings per Share

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended March 24, 2006		Quarter ended March 25, 2005
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Senior notes redemptions and debt prepayments (a)	$—	$—	$(14)	$(14)
Gain on hotel dispositions, net of taxes	153	—	13	—
Minority interest expense (b)	(7)	—	—	1

Total	$146	$—	$(1)	$(13)

Per diluted share	$.39	$—	$—	$(.04)

(a)	Represents call premiums and the acceleration of original issue discounts and deferred financing costs, as well as incremental interest during the call or prepayment notice period, included in interest expense in the consolidated statements of operations. We recognized these costs in conjunction with the prepayment or refinancing of senior notes and mortgages during certain periods presented.

(b)	Represents the portion of the significant transactions attributable to minority partners in Host LP.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(unaudited, in millions)

	Quarter ended
	March 24, 2006	March 25, 2005
Net income	$172	$6
Interest expense	91	109
Depreciation and amortization	89	81
Income taxes	1	—
Discontinued operations (a)	—	3

EBITDA	353	199
Gains on dispositions	(153)	(13)
Amortization of deferred gains	(1)	(3)
Consolidated partnership adjustments:
Minority interest expense	13	4
Distributions to minority partners	—	—
Equity investment adjustments:
Equity in (earnings) losses of affiliates	(1)	4
Distributions received from equity investments	1	1

Adjusted EBITDA of Host LP	212	192
Distributions to minority interest partners of Host LP	(2)	—

Adjusted EBITDA of Host	$210	$192

(a)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.

HOST HOTELS & RESORTS, L.P.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per unit amounts)

	Quarter ended
	March 24, 2006	March 25, 2005
Revenues
Rooms	$507	$467
Food and beverage	261	244
Other	51	50

Total hotel sales	819	761
Rental income	29	29

Total revenues	848	790

Expenses
Rooms	121	114
Food and beverage	189	180
Hotel departmental expenses	211	210
Management fees	35	32
Other property-level expenses	67	64
Depreciation and amortization	89	81
Corporate and other expenses	20	14

Total operating costs and expenses	732	695

Operating profit	116	95
Interest income	5	7
Interest expense	(91)	(109)
Net gains on property transactions	1	3
Gain on foreign currency and derivative contracts	—	2
Minority interest expense	(4)	(4)
Equity in earnings (losses) of affiliates	1	(4)

Income (loss) before income taxes	28	(10)
Provision for income taxes	(1)	—

Income (loss) from continuing operations	27	(10)
Income from discontinued operations (b)	154	16

Net income	181	6
Less: Distributions on preferred units	(6)	(8)

Net income (loss) available to common unitholders	$175	$(2)

Basic and diluted earnings (loss) per common unit:
Continuing operations	$.05	$(.05)
Discontinued operations	.39	.04

Basic and diluted earnings (loss) per common unit	$.44	$(.01)

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. When distinguishing between Host and Host LP, the primary difference is the partnership interests in Host LP held by outside partners, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

(b)	Reflects the results of operations and gain (loss) on sale, net of the related income tax, for four properties sold in 2006, one property classified as held for sale as of March 24, 2006, and five properties sold in 2005.

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

for Host Hotels & Resorts, L.P.

(unaudited, in millions)

	Quarter ended
	March 24, 2006	March 25, 2005
Net income	$181	$6
Interest expense	91	109
Depreciation and amortization	89	81
Income taxes	1	—
Discontinued operations (a)	—	3

EBITDA	362	199
Gains on dispositions	(153)	(13)
Amortization of deferred gains	(1)	(3)
Consolidated partnership adjustments:
Minority interest expense	4	4
Distributions to minority partners	—	—
Equity investment adjustments:
Equity in (earnings) losses of affiliates	(1)	4
Distributions received from equity investments	1	1

Adjusted EBITDA of Host LP	$212	$192

(a)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Second Quarter 2006 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Second Quarter 2006 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$300	494.9	$.61
Adjustments:
Depreciation and amortization	104	—	.21
Gain on dispositions, net of taxes	(237)	—	(.48)
Partnership adjustments	14	—	.03
FFO of minority partners of Host LP (b)	(6)	—	(.02)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.9	—
Assuming conversion of Exchangeable Senior Debentures	4	28.5	(.01)

FFO per diluted share	$179	524.3	$.34

	High-end of Range
	Second Quarter 2006 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$310	494.9	$.63
Adjustments:
Depreciation and amortization	104	—	.21
Gain on dispositions, net of taxes	(237)	—	(.48)
Partnership adjustments	15	—	.03
FFO of minority partners of Host LP (b)	(7)	—	(.02)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.9	—
Assuming conversion of Exchangeable Senior Debentures	4	28.5	(.01)

FFO per diluted share	$189	524.3	$.36

See the notes following the table reconciling net income to EBITDA and Adjusted EBITDA for assumptions relating to the 2006 forecasts.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Full Year 2006 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Full Year 2006 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$718	482.6	$1.49
Adjustments:
Depreciation and amortization	454	—	.94
Gain on dispositions, net of taxes	(441)	—	(.91)
Partnership adjustments	32	—	.06
FFO of minority partners of Host LP (b)	(28)	—	(.06)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.9	—
Assuming conversion of Exchangeable Senior Debentures	19	28.9	(.05)
Assuming conversion of Convertible Subordinated Debentures	2	1.9	—

FFO per diluted share	$756	514.3	$1.47

	High-end of Range
	Full Year 2006 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$759	482.6	$1.57
Adjustments:
Depreciation and amortization	454	—	.94
Gain on dispositions, net of taxes	(441)	—	(.91)
Partnership adjustments	34	—	.07
FFO of minority partners of Host LP (b)	(30)	—	(.06)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.9	(.01)
Assuming conversion of Exchangeable Senior Debentures	19	28.9	(.05)
Assuming conversion of Convertible Subordinated Debentures	2	1.9	—

FFO per diluted share	$797	514.3	$1.55

See the notes following the table reconciling net income to EBITDA and Adjusted EBITDA for assumptions relating to the 2006 forecasts.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2006 Forecasts (a)

(unaudited, in millions)

	Full Year 2006
	Low-end of Range	High-end of Range
Net income	$738	$779
Interest expense	434	434
Depreciation and amortization	455	455
Income taxes	10	8

EBITDA	1,637	1,676
Gains on dispositions	(441)	(441)
Consolidated partnership adjustments:
Minority interest expense	40	41
Distributions to minority partners	(5)	(5)
Equity investment adjustments:
Equity in losses of affiliates	1	1
Distributions received from equity investments	3	3

Adjusted EBITDA of Host LP	1,235	1,275
Distributions to minority interest partners of Host LP	(11)	(11)

Adjusted EBITDA of Host	$1,224	$1,264

(a)	The second quarter and full year 2006 forecasts were based on the following assumptions (the comparable hotel guidance listed below does not include the Starwood portfolio):

•	Comparable hotel RevPAR will increase 8% to 10% for both the second quarter and full year for the low and high ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will increase 140 basis points and 175 basis points for the full year for the low and high ends of the forecasted range, respectively.

•	Approximately $950 million of hotels and other assets will be sold during 2006, including approximately $700 million of hotels already sold.

•	The remaining seven hotels in the Starwood portfolio will be acquired in the second quarter (two by Host LP and five by the European joint venture). In addition to the Starwood portfolio acquisition, approximately $250 million of acquisitions will be made during 2006.

•	Approximately $735 million of debt and perpetual preferred stock will be refinanced, and approximately $170 million will be repaid. Charges, net of the minority interest benefit, totaling approximately $10 million ($.02 of FFO per diluted share) and $17 million ($.03 of FFO per diluted share) related to costs associated with the debt and perpetual preferred stock repayments will be incurred for the second quarter and full year 2006, respectively.

•	Fully diluted weighted average shares will be 524.3 million and 514.3 million for the second quarter and full year, respectively.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2006 Forecasts (a)

(unaudited, in millions)

The amounts shown in these forecasts are based on these and other assumptions, as well as management’s estimate of operations for 2006. These forecasts are forward-looking and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual transactions, results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will be materially different. Risks that may affect these assumption and forecasts include the following:

•	the level of RevPAR and margin growth may change significantly;

•	the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains (losses) on dispositions;

•	the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; and

•	other risks and uncertainties associated with our business described herein and in the Company’s filings with the SEC.

(b)	Represents FFO attributable to the minority interests in Host LP.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2006 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2006 Forecast
	Low-end of range	High-end of range
Percent change in Comparable Hotel RevPAR	8.0%	10.0%
Operating profit margin under GAAP (b)	15.5%	16.1%
Comparable hotel adjusted operating profit margin (c)	26.1%	26.4%
Comparable hotel sales
Room	$2,379	$2,423
Other	1,447	1,473

Comparable hotel sales (d)	3,826	3,896

Comparable hotel expenses
Rooms and other departmental costs	1,584	1,614
Management fees, ground rent and other costs	1,244	1,253

Comparable hotel expenses (e)	2,828	2,867

Comparable hotel adjusted operating profit	998	1,029
Non-comparable hotel results, net	279	287
Office buildings and limited service properties, net	6	6
Depreciation and amortization	(455)	(455)
Corporate and other expenses	(70)	(70)

Operating profit	$758	$797

(a)	Forecasted comparable hotel results include assumptions on the number of hotels that will be included in our comparable hotel set in 2006. We have assumed that 97 hotels will be classified as comparable as of December 31, 2006, reflecting identified dispositions through the second quarter of 2006. No assurances can be made as to the hotels that will be in the comparable hotel set for 2006. Also, see the notes following the table reconciling net income to EBITDA and Adjusted EBITDA for assumptions relating to the full year 2006 forecasts.

(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.

(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above. We forecasted an increase in margins of 140 basis points to 175 basis points over the comparable adjusted operating profit margin of 24.7% from 2005.

(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	Full Year 2006
	Low-end of range	High-end of range
Revenues	$4,875	$4,953
Non-comparable hotel sales	(1,012)	(1,020)
Hotel sales for the property for which we record rental income, net	51	51
Rental income for office buildings and limited service hotels	(88)	(88)

Comparable hotel sales	$3,826	$3,896

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2006 Forecasts (a)

(unaudited, in millions, except hotel statistics)

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	Full Year 2006
	Low-end of range	High- end of range
Operating costs and expenses	$4,117	$4,156
Non-comparable hotel expenses	(733)	(733)
Hotel expenses for the property for which we record rental income	51	51
Rent expense for office buildings and limited service hotels	(82)	(82)
Depreciation and amortization	(455)	(455)
Corporate and other expenses	(70)	(70)

Comparable hotel expenses	$2,828	$2,867

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2006 Forecasts for Host Hotels & Resorts, L.P. (a)

(unaudited, in millions)

	Full Year 2006
	Low-end of range	High-end of range
Net income	$769	$811
Interest expense	434	434
Depreciation and amortization	455	455
Income taxes	10	8

EBITDA	1,668	1,708
Gains on dispositions	(441)	(441)
Consolidated partnership adjustments:
Minority interest expense	9	9
Distributions to minority partners	(5)	(5)
Equity investment adjustments:
Equity in earnings of affiliates	1	1
Distributions received from equity investments	3	3

Adjusted EBITDA of Host LP	$1,235	$1,275

(a)	The amounts shown in these reconciliations are based on management’s estimate of operations for 2006. These tables are forward-looking and as such contain assumptions by management based on known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance, or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by this table. General economic condition, competition and governmental actions will affect future transactions, results performance and achievements. Although we believe the expectations in this reconciliation are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviations will not be material. For purposes of the full year forecasts, we have utilized the same, previously detailed assumptions as those utilized for the full year forecasts for Host Hotels & Resorts, Inc.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Reporting Periods for Statement of Operations

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc., or Marriott International, the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Hyatt, report results on a monthly basis. Additionally, Host, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott International except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott International but our fourth quarter ends on December 31 and our full year results, as reported in our statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the first quarter of 2006 ended on March 24 and reflects 83 days of operations, while the first quarter of 2005 ended on March 25 and reflects 84 days of operations.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately one-fourth of our full-service hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

Reporting Periods for Hotel Operating Statistics and Comparable Hotel Results

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott International for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks (such as fiscal year 2002) versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results may differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•	Hotel results for the first quarter of 2006 reflect 83 days of operations for the period from January 1, 2006 to March 24, 2006 for our Marriott-managed hotels and results from January 1, 2006 to February 28, 2006 for operations of all other hotels which report results on a monthly basis.

•	Hotel results for the first quarter of 2005 reflect 84 days of operations for the period from January 1, 2005 to March 25, 2005 for our Marriott-managed hotels and results from January 1, 2005 to February 28, 2005 for operations of all other hotels which report results on a monthly basis.

Comparable Hotel Operating Statistics

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and adjusted operating profit margin) for the periods included

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

in this report on a comparable hotel basis. We define our comparable hotels as full-service properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared, and (ii) that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. Of the 103 full-service hotels that we owned as of March 24, 2006, 98 hotels have been classified as comparable hotels. The operating results of the following five hotels that we owned as of March 24, 2006 are excluded from comparable hotel results for these periods:

•	the Newport Beach Marriott Hotel (major renovation started in July 2004);

•	the Mountain Shadows Resort (hotel to be sold pending completion of significant contingencies, which have not been resolved as of March 24, 2006);

•	the Atlanta Marriott Marquis (major renovation started in August 2005);

•	the New Orleans Marriott (property damage and business interruption from Hurricane Katrina in August 2005); and

•	the Hyatt Regency, Washington on Capital Hill (acquired in September 2005).

In addition, the operating results of the nine hotels we disposed of in 2006 and 2005 are also not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our full-service hotel properties, they exclude results for our non-hotel properties and leased limited-service hotels.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance GAAP within the meaning of applicable SEC rules. They are as follows: (i) FFO per diluted share, (ii) EBITDA of both Host and Host LP, (iii) Adjusted EBITDA of both Host and Host LP and (iv) Comparable Hotel Operating Results. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process. We present Adjusted EBITDA of Host and Adjusted EBITDA of Host LP. The difference between these two presentations is equal to the amount of distributions to OP Unitholders other than Host.

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•	Gains and Losses on Dispositions – We exclude the effect of gains and losses recorded on the disposition of assets in our consolidated statement of operations because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•	Consolidated Partnership Adjustments – We exclude the minority interest in the income or loss of our consolidated partnerships as presented in our consolidated statement of operations because we believe that including these amounts in EBITDA does not reflect the effect of the minority interest position on our performance because these amounts include our minority partners’ pro-rata portion of depreciation, amortization and interest expense. However, we believe that the cash distributions paid to minority partners are a more relevant measure of the effect of our minority partners’ interest on our performance, and we have deducted these cash distributions from Adjusted EBITDA.

•	Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because our percentage interest in the earnings (losses) does not reflect the impact of our minority interest position on our performance and these amounts include our pro-rata portion of depreciation, amortization and interest expense. However, we believe that cash distributions we receive are a more relevant measure of the performance of our investment and, therefore, we include the cash distributed to us from these investments in the calculation of Adjusted EBITDA.

•	Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•	Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Adjusted EBITDA of Host LP

As of April 25, 2006, Host owns approximately 96% of the partnership interest of Host LP and is its sole general partner. We conduct all of our operations through Host LP, and Host LP is the obligor on our senior notes and on our credit facility. The difference between the Adjusted EBITDA of Host and the Adjusted EBITDA of Host LP is the distributions to OP Unitholders other than Host, which are equal on a per unit basis to the dividends paid per common share by Host. The Adjusted EBITDA of Host LP is presented in addition to the Adjusted EBITDA of Host because we believe it is a relevant measure in calculating certain credit ratios, since Host LP is the owner of all of our hotels and is the obligor on our debt noted above.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our full-service hotels, such as hotel revenues, expenses and adjusted operating profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for full-service hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.